                                                                   EXHIBIT 12.01

               CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                            ----------------------------------------------------------------------------
                                             For the Nine Months Ended     For the Year Ended       For the Year Ended
                                                    September 30,             December 31,             December 31,
                                                        2002                      2001                     2000
                                            ----------------------------------------------------------------------------
Fixed Charges:
    Interest Expense                                  22,012                    21,292                    19,740
    Capitalized Interest                                   -                         -                     1,913
    A/R Securitization Costs                           3,870                     2,228                     7,060
    Total Interest in Rent Expense                     1,365                     3,193                     1,459
    Pre-Tax Preferred Dividend Requirements                -                         -                         -
                                                    ---------                 ---------                 ---------
Total Fixed Charges                                   27,247                    26,713                    30,172

Earnings:
    Additions:
       Income (Loss) before Taxes                    (56,532)                 (275,025)                  (11,050)
       Fixed Charges                                  27,247                    26,713                    30,172
       Amort. of Capitalized Interest                     55                       162                        30
       Distributed Income of Equity Investees              -                         -                         -
       Pre-Tax Losses of Equity Investees                  -                     7,668                     3,050
                                                    ---------                 ---------                 ---------
                                                     (29,230)                 (240,482)                   22,202
    Subtractions:
       Interest Capitalized                                -                         -                     1,913
       Pre-Tax Preferred Dividend Requirements             -                         -                         -
       Minority Interest in Pre-Tax of Subs that           -                         -                         -
       have not incurred fixed charges
                                                    ---------                 ---------                 ---------
                                                           -                         -                     1,913
                                                    ---------                 ---------                 ---------
                                                     (29,230)                 (240,482)                   20,289

Ratio of Earnings to Fixed Charges                     (1.07)                    (9.00)                     0.67
Earnings Deficiency ($000's)                          56,477                   267,195                     9,883
                                            ----------------------------------------------------------------------------

                                                    --------------------------------------------------------------------
                                                       For the Year Ended    For the Year Ended     For the Year Ended
                                                          December 31,          December 31,             December 31,
                                                              1999                  1998                     1997
                                                    --------------------------------------------------------------------
Fixed Charges:
    Interest Expense                                         12,695                  14,843                 16,100
    Capitalized Interest                                          -                       -                      -
    A/R Securitization Costs                                  5,804                       -                      -
    Total Interest in Rent Expense                            1,164                     641                    390
    Pre-Tax Preferred Dividend Requirements                       -                       -                      -
                                                            --------                --------               --------
Total Fixed Charges                                          19,663                  15,484                  16,490

Earnings:
    Additions:
       Income (Loss) before Taxes                            64,733                  38,497                 25,790
       Fixed Charges                                         19,663                  15,484                 16,490
       Amort. of Capitalized Interest                             -                       -                      -
       Distributed Income of Equity Investees                     -                       -                      -
       Pre-Tax Losses of Equity Investees                     4,000                   3,100                    400
                                                            --------                --------               --------
                                                             88,396                  57,081                 42,680
    Subtractions:
       Interest Capitalized
       Pre-Tax Preferred Dividend Requirements                    -                       -                      -
       Minority Interest in Pre-Tax of Subs that                  -                       -                      -
       have not incurred fixed charges
                                                            --------                --------               --------
                                                                  -                       -                      -
                                                            --------                --------               --------
                                                             88,396                  57,081                 42,680

Ratio of Earnings to Fixed Charges                             4.50                    3.69                   2.59
Earnings Deficiency ($000's)                                      -                       -                      -
                                                    --------------------------------------------------------------------

                                                                   EXHIBIT 12.01

     CALCULATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND
                         PREFERRED STOCK DIVIDENDS

                                             ---------------------------------------------------------------------------
                                              For the Nine Months Ended     For the Year Ended      For the Year Ended
                                                   September 30,                December 31,            December 31,
                                                        2002                        2001                    2000
                                             ---------------------------------------------------------------------------
Fixed Charges:
    Interest Expense                                    22,012                    21,292                   19,740
    Capitalized Interest                                     -                         -                    1,913
    A/R Securitization Costs                             3,870                     2,228                    7,060
    Total Interest in Rent Expense                       1,365                     3,193                    1,459
    Pre-Tax Preferred Dividend Requirements              1,641                     2,186                    3,120
                                                       --------                 ---------                 --------
Total Fixed Charges                                     28,888                     28,899                  33,292

Earnings:
    Additions:
       Income (Loss) before Taxes                      (56,532)                  (275,025)                (11,050)
       Fixed Charges                                    28,888                     28,899                  33,292
       Amort. of Capitalized Interest                       55                        162                      30
       Distributed Income of Equity Investees                -                          -                       -
       Pre-Tax Losses of Equity Investees                    -                      7,668                   3,050
                                                       --------                 ---------                 --------
                                                       (27,589)                   (238,296)                25,322
    Subtractions:
       Interest Capitalized                                  -                          -                   1,913
       Pre-Tax Preferred Dividend Requirements           1,641                      2,186                   3,120
       Minority Interest in Pre-Tax of Subs that             -                          -                       -
       have not incurred fixed charges
                                                       --------                 ---------                 --------
                                                         1,641                       2,186                  5,033
                                                       --------                 ---------                 --------
                                                       (29,230)                   (240,482)                20,289

Ratio of Earnings to Fixed Charges                       (1.01)                      (8.32)                  0.61
Earnings Deficiency ($000's)                            58,118                     269,381                 13,003
                                             ---------------------------------------------------------------------------


                                                       ----------------------------------------------------------------
                                                        For the Year Ended      For the Year Ended   For the Year Ended
                                                            December 31,            December 31,           December 31,
                                                                1999                    1998                   1997
                                                       ----------------------------------------------------------------
Fixed Charges:
    Interest Expense                                           12,695                  14,843                 16,100
    Capitalized Interest                                            -                       -                      -
    A/R Securitization Costs                                    5,804                       -                      -
    Total Interest in Rent Expense                              1,164                     641                    390
    Pre-Tax Preferred Dividend Requirements                     3,497                   2,303                  1,258
                                                              --------                --------               --------
Total Fixed Charges                                            23,160                  17,787                  17,748

Earnings:
    Additions:
       Income (Loss) before Taxes                              64,733                  38,497                 25,790
       Fixed Charges                                           23,160                  17,787                 17,748
       Amort. of Capitalized Interest                               -                       -                      -
       Distributed Income of Equity Investees                       -                       -                      -
       Pre-Tax Losses of Equity Investees                       4,000                   3,100                    400
                                                              --------                --------               --------
                                                               91,893                  59,384                 43,938
    Subtractions:
       Interest Capitalized                                         -                       -                      -
       Pre-Tax Preferred Dividend Requirements                  3,497                   2,303                  1,258
       Minority Interest in Pre-Tax of Subs that                    -                       -                      -
       have not incurred fixed charges
                                                              --------                --------               --------
                                                                3,497                   2,303                  1,258
                                                              --------                --------               --------
                                                               88,396                 57,081                  42,680

Ratio of Earnings to Fixed Charges                               3.82                   3.21                    2.40
Earnings Deficiency ($000's)                                        -                      -                       -
                                                       ----------------------------------------------------------------